Exhibit 99.1
4650 SW Macadam Avenue, Suite 400 • Portland, OR 97239 • Telephone (503) 946-4800
CONTACT: Jay Khetani, Vice President of Investor Relations (503) 946-4700
Website: http://www.precast.com

PRECISION CASTPARTS CORP. BOARD OF DIRECTORS INCREASES SHARE REPURCHASE AUTHORIZATION AND DECLARES DIVIDEND AT QUARTERLY BOARD MEETING

PORTLAND, Oregon - August 13, 2014 - The Board of Directors of Precision Castparts Corp. (NYSE: PCP) has approved a $1 billion expansion to the Company’s existing share repurchase program, effective immediately and continuing through September 30, 2016.

"The Board of Directors’ continued endorsement of our share repurchase program reinforces our confidence in our solid capabilities for growth and cash generation, as well as in our strong operating performance going forward,” said Mark Donegan, chairman and chief executive officer of Precision Castparts Corp. “Our primary use of cash will continue to be to support our value-creating acquisition strategy. At the same time, however, the strength of our balance sheet enables us to be opportunistic buyers of our common stock.”

As of August 12, 2014, the Company had used $1.24 billion of the $1.5 billion authorized previously.

In addition, the Board of Directors of the Company has declared a quarterly cash dividend of $0.03 per share on the company’s common stock payable on September 29, 2014, to shareholders of record at the close of business on September 5, 2014.

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Precision Castparts Corp. is a worldwide, diversified manufacturer of complex metal components and products. It serves the aerospace, power, and general industrial markets. PCC is a market leader in manufacturing large, complex structural investment castings, airfoil castings, forged components, aerostructures and highly engineered, critical fasteners for aerospace applications.  In addition, the Company is a leading producer of airfoil castings for the industrial gas turbine market.  PCC manufactures extruded seamless pipe, fittings, forgings, and clad products for power generation and oil & gas applications; commercial and military airframe aerostructures; and metal alloys and other materials to the casting, forging, and other industries.

Information included within this press release describing the projected growth and future results and events constitutes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuations in the aerospace, power generation, and general industrial cycles; the relative success of our entry into new markets; competitive pricing; the financial viability of our significant customers; the concentration of a substantial portion of our business with a relatively small number of key customers; the impact on the Company of customer or supplier labor disputes; demand, timing and market acceptance of new commercial and military programs, including the Boeing 787, and our ability to accelerate production levels to timely match order increases on new or existing programs; the availability and cost of energy, raw materials, supplies, and insurance; the cost of pension and postretirement medical benefits; equipment failures; product liability claims; cybersecurity threats; relations with our employees; our ability to manage our operating costs and to integrate acquired businesses in an effective manner, including the ability to realize expected synergies; the timing of new acquisitions; misappropriation of our intellectual property rights; governmental regulations and environmental matters; risks associated with international operations and world economies; the relative stability of certain foreign currencies; the impact of adverse weather conditions or natural disasters; the availability and cost of financing; implementation of new technologies and process improvements. Any forward-looking statements should be considered in light of these factors. We undertake no obligation to update any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this document.

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